EXHIBIT 10.1

ADMINISTRATIVE SERVICES AGREEMENT

By and Between Holloman Energy Corporation and

Holloman Corporation

WHEREAS, Holloman Corporation (“Holloman”), an affiliated company, has contributed management advice, industry expertise, engineering services, personnel, North American travel expenses, office support and other valuable assistance, at no charge to Holloman Energy Corporation (the “Company”); and

WHEREAS, the Company desires to maintain the benefit of such services from Holloman and to provide compensation for such services,

NOW THEREFORE, effective September 1, 2008, the Company and Holloman agree as follows:

1.

In consideration for the payment of $50,000 each month, Holloman will provide the following to the Company:

•

Executive consultation, industry expertise and management advice

•

Engineering and geological services support (to the extent available using Holloman’s in-house resources and without acquiring 3rd party expertise)

•

Reasonable office space and central files support

•

Accounting, software and operations services on a limited basis

•

Secretarial service, word processing, answering service, office equipment, telephone, fax, email, office supplies, postage and courier charges on a limited basis

•

The expenses associated with US domestic and Canadian travel, lodging and other miscellaneous expenses incurred by Holloman’s personnel in connection with the performance of the support services under this Agreement

2.

The monthly consideration earned by Holloman shall be payable in the restricted common stock of the Company. Monthly management and support services fees shall be converted to the Company’s stock at the average closing price of the stock for the last 10 trading-days of the applicable monthly billing period. Delivery of the Company’s share certificates in payment of the management and support services fees to be made once each fiscal quarter, within 30 days following the close of that fiscal quarter.

3.

Either party may terminate this Agreement on 30 days notice to the other party.

4.

This Agreement contains the entire agreement among the parties with respect to the matters contained herein. Any dispute relating to this Agreement will be settled through binding arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

ADMINISTRATIVE SERVICES AGREEMENT

By and Between Holloman Energy Corporation and

Holloman Corporation

Page Two

DATED: September 1, 2008

AGREED TO AND ACCEPTED:

HOLLOMAN ENERGY CORPORATION

By	/s/ Grant Petersen
Grant Petersen, President

HOLLOMAN CORPORATION

By	/s/ Mark Stevenson
Mark Stevenson, President

ADMINISTRATIVE SERVICES AGREEMENT

By and Between Holloman Energy Corporation and

Holloman Corporation

AMENDMENT 1

WHEREAS, Holloman Corporation (“Holloman”), and Holloman Energy Corporation (the “Company”) entered into an Administrative Services Agreement (the “Original Agreement”) effective September 1, 2008; and

WHEREAS, the Company and Holloman desire to amend the Original Agreement.

NOW THEREFORE, effective January 1, 2009, the Company and Holloman agree that the monthly consideration of $50,000 earned by Holloman under the Original Agreement shall be suspended and cancelled during the eight month period beginning January 1, 2009 and ending August 31, 2009.

DATED: March 10, 2009

AGREED TO AND ACCEPTED:

HOLLOMAN ENERGY CORPORATION

By	/s/ Grant Petersen
Grant Petersen, President

HOLLOMAN CORPORATION

By	/s/ Mark Stevenson
Mark Stevenson, President